SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006
SurModics, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-23837	41-1356149
(Commission File Number)	(IRS Employer
Identification No.)
9924 West 74th Street
Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices and Zip Code)
(952) 829-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 3, 2006 SurModics, Inc. (the “Company”) reported on a Form 8-K that shareholders of the Company approved the amended and restated SurModics, Inc. 2003 Equity Incentive Plan (the “Amended 2003 Plan”). In connection with such amendment and restatement, the various forms of award agreements available under the Amended 2003 Plan were revised. The Organization and Compensation Committee approved these revised standard forms of award agreements on March 17, 2006. For further description of these forms, reference is made to copies of each form of agreement which are filed as Exhibits 99.1-99.8 to this report.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements: None.

(b)	Pro forma financial information: None

(c)	Exhibits:

99.1	Form of SurModics, Inc. 2003 Equity Incentive Plan Nonqualified Stock Option Agreement
99.2	Form of SurModics, Inc. 2003 Equity Incentive Plan Incentive Stock Option Agreement
99.3	Form of SurModics, Inc. 2003 Equity Incentive Plan Restricted Stock Agreement
99.4	Form of SurModics, Inc. 2003 Equity Incentive Plan Performance Share Award Agreement
99.5	Form of SurModics, Inc. 2003 Equity Incentive Plan Performance Unit Award (cash settled) Agreement
99.6	Form of SurModics, Inc. 2003 Equity Incentive Plan Restricted Stock Unit Agreement
99.7	Form of SurModics, Inc. 2003 Equity Incentive Plan Stock Appreciation Rights (cash settled) Agreement
99.8	Form of SurModics, Inc. 2003 Equity Incentive Plan Stock Appreciation Rights (stock settled) Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
	By:	/s/ Philip D. Ankeny
Date: March 20, 2006	Name: Philip D. Ankeny
Title: Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
SURMODICS, INC.

Date of Report:	Commission File No.:
March 17, 2006	0-23837

Exhibit No.	ITEM

99.1	Form of SurModics, Inc. 2003 Equity Incentive Plan Nonqualified Stock Option Agreement
99.2	Form of SurModics, Inc. 2003 Equity Incentive Plan Incentive Stock Option Agreement
99.3	Form of SurModics, Inc. 2003 Equity Incentive Plan Restricted Stock Agreement
99.4	Form of SurModics, Inc. 2003 Equity Incentive Plan Performance Share Award Agreement
99.5	Form of SurModics, Inc. 2003 Equity Incentive Plan Performance Unit Award (cash settled) Agreement
99.6	Form of SurModics, Inc. 2003 Equity Incentive Plan Restricted Stock Unit Agreement
99.7	Form of SurModics, Inc. 2003 Equity Incentive Plan Stock Appreciation Rights (cash settled) Agreement
99.8	Form of SurModics, Inc. 2003 Equity Incentive Plan Stock Appreciation Rights (stock settled) Agreement